Rule 424(b)(3)
                                                                  No. 33-78790

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 26, 1996 and the Prospectus Supplement dated July 26, 1996. This Supplement replaces the Supplements dated July 31, 1996, August 9, 1996, August 30, 1996, September 13, 1996 and September 24, 1996. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of October 3, 1996, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after October 3, 1996, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of October 3, 1996, the Company had received aggregate subscription proceeds of $104,484,211 (10,448,421 Shares) from 5,788 stockholders, including $391,348 (39,135 Shares) issued pursuant to the Reinvestment Plan. As of October 3, 1996, the Company had invested or committed for investment approximately $80,000,000 of such proceeds in 83 Properties (including one Property through a joint venture arrangement which consists of land and building, six Properties which consist of building only, 33 Properties which consist of land only and 43 Properties which consist of land and building), in providing mortgage financing to the tenants of the 33 Properties consisting of land only and to pay Acquisition Fees and Acquisition Expenses, leaving approximately $11,900,000 in offering proceeds available for investment in Properties and Mortgage Loans. As of October 3, 1996, the Company had incurred $4,701,789 in Acquisition Fees to the Advisor.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between July 17, 1996 and October 3, 1996, the Company acquired 11 Properties, including one Property consisting of building only and ten Properties consisting of land and building. The Properties are four Boston Market Properties (one in each of Upland, La Quinta and Merced, California, and Florissant, Missouri), a Jack in the Box Property (in Houston, Texas), two Applebee's Properties (one in each of Montclair and Salinas, California) a Golden Corral Property (in Brooklyn, Ohio) a Ryan's Family Steak House Property (in Spring Hill, Florida), an Arby's Property (in Avon, Indiana) and a Burger King Property (in Chicago, Illinois). For information regarding the 72 Properties acquired by the Company prior to July 17, 1996, see the Prospectus dated April 26, 1996, and the Prospectus Supplement dated July 26, 1996.

      The Boston Market Property in Merced, California, was acquired from an Affiliate of the Company. The Affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Company. The Property was acquired by the Company for a purchase price of $559,682, representing the cost of the Property to the Affiliate (including carrying costs) due to the fact that this amount was less than the Property's appraised value.

      In connection with the purchase of the Golden Corral Property in Brooklyn, Ohio, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with this acquisition, the Company has also entered into an assignment of an



October 9, 1996                                Prospectus Dated April 26, 1996



interest in the ground lease with the lessee and the owner of the land. The assignment provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

      In connection with the purchase of the Boston Market Properties, the Jack in the Box Property, the Applebee's Properties, the Ryan's Family Steak House Property, the Arby's Property and the Burger King Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business
- Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      As of October 3, 1996, the Company had initial commitments to acquire seven properties, including four properties which consist of land and building, one property which consists of building only and two properties which consist of land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all seven of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases," except as described below.

      In connection with the Wendy's property in San Diego, California, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the two Pizza Hut properties, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill Holdings VI, L.L.C. ("Castle Hill"), pursuant to a master lease agreement for these two properties. The tenant is expected to own the buildings for these two Pizza Hut properties. In connection therewith, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in the section of the Prospectus entitled "Business - Mortgage Loans."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Atlanta, GA             renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Burger King             20 years; two five-year    11% of Total Cost (1)     for each lease year,    None
Chattanooga, TN         renewal options                                      (i) 8.5% of annual
Restaurant to be                                                             gross sales minus
constructed                                                                  (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

Jack in the Box         18 years; four five-year   10.75% of Total Cost      for each lease year,    at any time after
Humble, TX              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and by 10% after     (ii) the minimum
                                                   every five years          annual rent for such
                                                   thereafter during the     lease year
                                                   lease term

Shoney's                20 years; two five-year    11.75% of Total Cost      for each lease year,    at any time after
Fort Myers, FL          renewal options            (1); increases by 10%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Wendy's (2)             15 years; three five-      13.26% of Total Cost      for each lease year,    upon the expiration
San Diego, CA           year renewal options       (1); increases by 8%      (i) 6% of annual        of the initial term
Restaurant to be                                   after the fifth lease     gross sales times the   of the lease and
constructed                                        year and after every      Building Overage        during any renewal
                                                   five years thereafter     Multiplier (4) minus    period thereafter
                                                   during the lease term     (ii) the minimum        (3)
                                                                             annual rent for such
                                                                             lease year

Pizza Hut (5)(6)        20 years; two ten-year     11% of the Company's      None                    at any time after
Bowling Green, OH       renewal options            total cost to purchase                            the seventh year
Land only                                          the land; increases by
                                                   10% after the fifth
                                                   and tenth lease years
                                                   and 12% after the
                                                   fifteenth lease year
                                                   (7)

Pizza Hut (5)(6)        20 years; two ten-year     11% of the Company's      None                    at any time after
Toledo, OH              renewal options            total cost to purchase                            the seventh year
Land only                                          the land; increases by
                                                   10% after the fifth
                                                   and tenth lease years
                                                   and 12% after the
                                                   fifteenth lease year
                                                   (7)


[FN]

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FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(3) In the event that the aggregate amount of percentage rent paid by the lessee to the Company over the term of the lease shall equal or exceed 15% of the purchase price paid by the Company, then the option purchase price shall equal one dollar. In the event that the aggregate percentage rent paid shall be less than 15% of the purchase price paid by the Company, then the option purchase price shall equal the difference of 15% of the purchase price, less the aggregate percentage rent paid to the landlord by the lessee under the lease.

(4)   The "Building Overage Multiplier" is calculated as follows:

            Building   Overage   Multiplier   =   (purchase   price   of   the
            building)/[purchase price of the building + (annual rent due under the land lease/land lease cap rate)]

(5) The lease relating to this property is a land lease only. The Company anticipates entering into a master mortgage note receivable collateralized by the Bowling Green and Toledo, Ohio building improvements.

(6) The Company anticipates entering into a master lease agreement for the Bowling Green and Toledo, Ohio properties.

(7) If the lessee exercises one or both of its renewal options, minimum annual rent will increase by 12% after the expiration of the original lease term and after five years thereafter during any subsequent lease term.

      The following table sets forth the location of the 11 Properties acquired by the Company, including the ten Properties in which the Company acquired the land and building and the one Property in which the Company acquired the building only, from July 17, 1996 through October 3, 1996, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                            PROPERTY ACQUISITIONS
                                 From July 17, 1996 through October 3, 1996

                                                       Lease Expira-
Property Location and         Purchase       Date         tion and            Minimum         Percentage        Option
Competition                   Price (1)   Acquired   Renewal Options      Annual Rent (2)        Rent        To Purchase
---------------------       ------------  --------   ---------------      ---------------     ----------     -----------
BOSTON MARKET (9)           $762,737      07/24/96   07/2011; five     10.38% of Total Cost   for each       at any time
(the "Upland Property")     (excluding               five-year         (4); increases by 10%  lease year     after the
Restaurant to be            closing and              renewal options   after the fifth lease  after the      fifth lease
constructed                 development                                year and after every   fifth lease    year
                            costs) (3)                                 five years thereafter  year, (i) 4%
The Upland Property is                                                 during the lease term  of annual
located at the northeast                                                                      gross sales
quadrant of the                                                                               minus (ii)
intersection of Mountain                                                                      the minimum
Avenue and Foothill                                                                           annual rent
Boulevard, Upland, San                                                                        for such
Bernardino County,                                                                            lease year
California in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Upland
Property include an Burger
King, a Taco Bell, a KFC,
two Del Taco's, a Jack in
the Box, a McDonald's, an
Outback Steakhouse and
several local restaurants.

JACK IN THE BOX             $387,621      08/05/96   07/2014; four     10.75% of Total Cost   for each       at any time
(the "Houston #2            (excluding               five-year         (4); increases by 8%   lease year,    after the
Property")                  closing and              renewal options   after the fifth lease  (i) 5% of      seventh lease
Restaurant to be            development                                year and by 10% after  annual gross   year
constructed                 costs (3)                                  every five years       sales minus
                                                                       thereafter during the  (ii) the
The Houston #2 Property is                                             lease term             minimum
located on the south side                                                                     annual rent
of Interstate 45 and U.S.                                                                     for such
Highway 90A in Houston,                                                                       lease year
Harris County, Texas, in                                                                      (5)
an area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Houston #2 Property
include two Whataburger's,
a Taco Bell, a Wendy's, a
Pizza Hut, a Little
Caesar's, a McDonald's,
and a local restaurant.

APPLEBEE'S                  $879,753      08/23/96   08/2016; two      11% of Total Cost      for each       at any time
(the "Montclair Property")  (excluding               five-year         (4); increases by 10%  lease year,    after the
Restaurant to be            closing and              renewal options   after the fifth lease  (i) 5% of      fifth lease
constructed                 development                                year and after every   annual gross   year (6)
                            costs) (3)                                 five years thereafter  sales minus
The Montclair Property is                                              during the lease term  (ii) the
located on a pad site                                                                         minimum
within the Montclair Plaza                                                                    annual rent
Regional Mall, on the east                                                                    for such
side of Montevista Avenue,                                                                    lease year
north of I-10, in
Montclair, San Bernardino
County, California, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Montclair Property
include an Olive Garden, a
Tony Roma's, a Red
Lobster, and a local
restaurant.

GOLDEN CORRAL               $997,296      08/23/96   05/2010; three    $142,823; increases    for each       upon the
(the "Brooklyn Property")   (excluding    (8)        five-year         by 10% after the       lease year,    expiration of
Existing restaurant         closing                  renewal options   fifth lease year and   (i) 4% of      the lease (7)
                            costs)                                     after every five       annual gross
The Brooklyn Property is                                               years thereafter       sales minus
located at Northcliff                                                  during the lease term  (ii) the
Avenue and Ridge Road in                                                                      minimum
Brooklyn, Cuyahoga County,                                                                    annual rent
Ohio, in an area of mixed                                                                     for such
retail, commercial, and                                                                       lease year
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Brooklyn Property
include an Applebee's, a
McDonald's, a Dunkin
Donuts, a Boston Market,
and several local
restaurants.

BOSTON MARKET (9)           $664,898      09/06/96   09/2011; five     10.38% of Total Cost   for each       at any time
(the "La Quinta Property")  (excluding               five-year         (4); increases by 10%  lease year     after the
Restaurant to be            closing and              renewal options   after the fifth lease  after the      fifth lease
constructed                 development                                year and after every   fifth lease    year
                            costs) (3)                                 five years thereafter  year, (i) 4%
The La Quinta Property is                                              during the lease term  of annual
located on a pad site                                                                         gross sales
within the                                                                                    minus (ii)
Albertson's/Walmart                                                                           the minimum
Shopping Center, at the                                                                       annual rent
northeast quadrant of                                                                         for such
State Highway 111 and                                                                         lease year
Simon Drive, in La Quinta,
Riverside County,
California, in an area of
mixed retail, commercial,
residential, and
recreational development.
Other fast-food and
family-style restaurants
located in proximity to
the La Quinta Property
include a Taco Bell, a
McDonald's, and several
local restaurants.

BOSTON MARKET               $559,682      09/17/96   07/2011; five     10.38% of Total Cost   for each       at any time
(the "Merced Property")     (excluding               five-year         (4); increases by 10%  lease year     after the
Restaurant to be            closing and              renewal options   after the fifth lease  after the      fifth lease
constructed                 development                                year and after every   fifth lease    year
                            costs) (3)                                 five years thereafter  year (i) 4%
The Merced Property is                                                 during the lease term  of annual
located at the northwest                                                                      gross sales
corner of the intersection                                                                    minus (ii)
of "M" Street and Olive                                                                       the minimum
Avenue in Merced, Merced                                                                      annual rent
County, California, in an                                                                     for such
area of mixed retail,                                                                         lease year
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Merced Property
include a Burger King, an
IHOP, a Jack in the Box, a
McDonald's, a Pizza Hut, a
Red Lobster, and several
local restaurants.

RYAN'S FAMILY STEAK HOUSE   $654,588      09/18/96   09/2016; two      10.875% of Total Cost  for each       at any time
(the "Spring Hill           (excluding               five-year         (4); increases by 12%  lease year,    after the
Property")                  closing and              renewal options   after the fifth lease  (i) 5% of      tenth lease
Restaurant to be            development                                year and after every   annual gross   year
constructed                 costs) (3)                                 five years thereafter  sales minus
                                                                       during the lease term  (ii) the
The Spring Hill Property                                                                      minimum
is located at the                                                                             annual rent
northwest corner of Cortez                                                                    for such
Boulevard and Chambord                                                                        lease year
Street in Spring Hill,
Hernando County, Florida,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Spring Hill Property
include an Arby's, a
McDonald's, a Subway
Sandwich Shop, a Wendy's,
and a local restaurant.

ARBY'S                      $790,676      09/18/96   09/2016; two      $81,044; increases by  for each       during the
(the "Avon Property")       (excluding               five-year         4.14% after the third  lease year,    seventh and
Existing restaurant         closing                  renewal options   lease year and after   (i) 4% of      tenth lease
                            costs)                                     every three years      annual gross   years only
The Avon Property is                                                   thereafter during the  sales minus
located on the southwest                                               lease term             (ii) the
corner of Avon Crossing                                                                       minimum
Drive and Merchants Drive                                                                     annual rent
in the Avon Crossing                                                                          for such
Shopping Center, in Avon,                                                                     lease year
Hendricks County, Indiana,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Avon Property include
a Burger King, a
McDonald's, a Noble
Roman's Pizza, a Taco
Bell, a Wendy's, and
several local restaurants.

BOSTON MARKET               $697,652      09/19/96   09/2011; five     10.38% of Total Cost   for each       at any time
(the "Florissant            (excluding               five-year         (4); increases by 10%  lease year     after the
Property")                  closing and              renewal options   after the fifth lease  after the      fifth lease
Restaurant to be            development                                year and after every   fifth lease    year
constructed                 costs) (3)                                 five years thereafter  year (i) 5%
                                                                       during the lease term  of annual
The Florissant Property is                                                                    gross sales
located on the north side                                                                     minus (ii)
of U.S. Highway 67 North,                                                                     the minimum
northeast of the                                                                              annual rent
intersection of North                                                                         for such
Waterford Road and U.S.                                                                       lease year
Highway 67, in Florissant,
St. Louis County,
Missouri, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Florissant Property
include an Applebee's, a
Burger King, a Church's
Fried Chicken, a Dairy
Queen, a Denny's, a
Domino's, a KFC, a
McDonald's, a Ponderosa, a
Rally's, a Shoney's, a
Subway Sandwich Shop, two
Taco Bell's, a Wendy's, a
White Castle, and several
local restaurants.

APPLEBEE'S                  $732,477      09/19/96   09/2016; two      10.87% of Total Cost   for each       at any time
(the "Salinas Property")    (excluding               five-year         (4); increases by 10%  lease year,    after the
Restaurant to be            closing and              renewal options   after the fifth lease  (i) 5% of      seventh lease
constructed                 development                                year and after every   annual gross   year
                            costs) (3)                                 five years thereafter  sales minus
The Salinas Property is                                                during the lease term  (ii) the
located on the west side                                                                      minimum
of North Davis Road in the                                                                    annual rent
Westridge Shopping Center,                                                                    for such
in Salinas, Monterey                                                                          lease year
County, California, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Salinas Property
include an IHOP, and
several local restaurants.

BURGER KING                 $940,934      10/02/96   12/2016; two             11% of Total    for each       None
(the "Chicago Property")    (excluding               five-year         Cost (4)               lease year,
Restaurant to be            closing and              renewal options                          (i) 8.5% of
constructed                 development                                                       annual gross
                            costs)(3)                                                         sales minus
The Chicago Property is                                                                       (ii) the
located on the southwest                                                                      minimum
corner of 40th Street and                                                                     annual rent
Pulaski Road, in Chicago,                                                                     for such
Cook County, Illinois, in                                                                     lease year
an area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Chicago Property
include an Arby's, a Long
John Silver's, and a local
restaurant.


[FN]

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FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                   Federal Tax Basis
      --------                   -----------------
      Upland Property            $  433,000
      Houston #2 Property           595,000
      Montclair Property            825,000
      Brooklyn Property           1,040,000
      La Quinta Property            485,000
      Merced Property               401,000
      Spring Hill Property        1,363,000
      Avon Property                 484,000
      Florissant Property           618,000
      Salinas Property              648,000
      Chicago Property              753,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Upland, La Quinta, Merced and Florissant Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Houston #2 Property, minimum annual rent will become due and payable on the earlier of (i) the date the restaurant opens for business to the public or
      (ii) 180 days after execution of the lease. For the Montclair Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued,
      (ii) the date the restaurant opens for business to the public, (iii) 180 days after execution of the lease or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Spring Hill Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, (iii) 150 days after execution of the lease or
      (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Salinas Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public, (iii) 140 days after execution of the lease or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Chicago Property, minimum annual rent will become due and payable on the Possession Date, which is December 28, 1996. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Upland, La Quinta, Merced and Florissant Properties, as described above, the tenant shall pay monthly "interim rent" equal to 10.38% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Houston #2 Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.75% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Montclair Property, as described above, the tenant shall pay monthly "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Spring Hill Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.875% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Salinas Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.87% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. For the Chicago Property, "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue prior to the Possession Date and shall be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Upland Property           $  977,643               January 20, 1997
      Houston #2 Property          926,235               February 1, 1997
      Montclair Property         1,654,545               February 19, 1997
      La Quinta Property           951,872               March 5, 1997
      Merced Property              930,834               March 16, 1997
      Spring Hill Property       1,881,818               February 15, 1997
      Florissant Property        1,264,986               March 18, 1997
      Salinas Property           1,339,000               February 6, 1997
      Chicago Property           1,613,636               December 28, 1996

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The lessee also has the option to purchase the Property after the lessee operates at least five Applebee's restaurants.

(7) In the event that the aggregate amount of percentage rent paid by the lessee to the Company over the term of the lease shall equal or exceed 15% of the purchase price paid by the Company, then the option purchase price shall equal one dollar. In the event that the aggregate percentage rent paid shall be less than 15% of the purchase price paid by the Company, then the option purchase price shall equal the difference of 15% of the purchase price, less the aggregate percentage rent paid to the landlord by the lessee under the lease.

(8) The Company accepted an assignment of an interest in the ground lease relating to the Brooklyn Property effective August 23, 1996.

(9) The lessee of the Upland and La Quinta Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      On August 9, 1996, the Company obtained an advance of $574,557 under its $15,000,000 Loan. The advance is a fully amortizing term loan repayable over five years and bears interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan). The proceeds of the advance were used to acquire Equipment for a restaurant property in Marlboro, New Jersey, at a cost of $562,742, to pay a Secured Equipment Lease Servicing Fee of $11,255 to the Advisor and to pay closing costs of $560.

      On August 28, 1996, the Company obtained an advance of $102,570 under its $15,000,000 Loan for partial funding of the Equipment for a restaurant property in Winnemucca, Nevada, at a cost of $100,000, to pay a Secured Equipment Lease Servicing Fee of $2,000 to the Advisor and to pay closing costs of $570. On September 30, 1996, the Company obtained another advance of $44,157 under its Loan for additional funding of the Equipment for the restaurant property in Winnemucca, Nevada, at a cost of $43,075, to pay a Secured Equipment Lease Servicing Fee of $862 to the Advisor and to pay
closing costs of $220. The Company anticipates obtaining another advance under its Loan to fund the balance of the acquisition price of the Equipment within four months of obtaining the initial advance of $102,570 described above. The aggregate advances of $146,727 are considered to be an interest only loan for the first three months and upon obtaining the additional advance prior to the fourth month, the $146,727 plus the additional advance will become a fully amortizing term loan repayable over the duration of the Winnemucca Secured Equipment Lease, but in no event, greater than six years. The advances will bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan).

      The following table sets forth a summary of the principal terms of the acquisition and lease of the Equipment.


                                           SECURED EQUIPMENT LEASES
                                 From July 17, 1996 through October 3, 1996

                                                                      Lease                        Option
Description               Purchase Price (1)   Date Acquired       Expiration    Annual Rent    To Purchase
-----------               ------------------   -------------      -----------    -----------    -----------
EQUIPMENT FOR TGI         $562,742                  08/09/96         08/2001     $146,484 (2)       (3)
FRIDAY'S RESTAURANT IN    (excluding closing
MARLBORO, NEW JERSEY      costs and Secured
(The "Marlboro Secured    Equipment Lease
Equipment Lease")         Servicing Fee)

EQUIPMENT FOR DENNY'S     $143,075 (4)                (4)              (5)           (5)            (6)
RESTAURANT IN             (excluding closing
WINNEMUCCA, NEVADA (The   costs and Secured
"Winnemucca Secured       Equipment Lease
Equipment Lease")         Servicing Fee)


[FN]

--------------------------------------------------------------------

FOOTNOTES:

(1) The Secured Equipment Lease is expected to be treated as a loan secured by personal property for federal income tax purposes.

(2) Rental payments due under the Secured Equipment Lease are payable monthly, commencing on the effective date of the lease.

(3) Lessee may purchase the Equipment prior to the expiration of the Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of ten percent per annum.

(4) Represents partial funding of the purchase price of the Equipment in the form of two advances of $100,000 on August 28, 1996, and $43,075 on September 30, 1996. The Company anticipates funding the remaining balance of the Equipment purchase price within four months of the initial acquisition date.

(5) The temporary Secured Equipment Lease entered into on August 28, 1996, had a term of four months and required the payment of monthly rent of $913. On September 30, 1996, the temporary Secured Equipment Lease was amended to have a term of three months and requires the payment of monthly rent of $1,306. Upon funding the balance of the Equipment purchase price, which is expected to occur in the fourth month following the initial Equipment funding, the Company will enter into a final Secured Equipment Lease. The final Secured Equipment Lease is expected to have a term of approximately seven years and provide for the payment of rent (payable monthly) in an amount equal to the total purchase price of the Equipment plus interest at a rate of 10.68% per annum.

(6) Lessee may purchase the Equipment prior to the expiration of the final Secured Equipment Lease, at the then present value of the remaining rental payments, discounted at a rate of 10.68% per annum.



                   PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                                     CNL AMERICAN PROPERTIES FUND, INC.
                   GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JULY 17, 1996
                                           THROUGH OCTOBER 3, 1996
                                      FOR A 12-MONTH PERIOD (UNAUDITED)


      The  following  schedule  represents  pro forma unaudited estimates of taxable income before dividends paid  deduction of each Property acquired by the Company from July 17, 1996 through October 3, 1996, for the
12-month  period  commencing  on  the  date  of the inception of the respective lease on such Property.  The schedule should be read in light of the accompanying footnotes.

      These  estimates do not purport to present actual or expected operations of the Company for any period in  the future.  These estimates were prepared on the basis described in the accompanying notes which should be  read  in  conjunction herewith.  No single lessee or group of affiliated lessees lease Properties or has borrowed  funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                    Boston Market      Jack in the Box       Applebee's      Golden Corral
                                  Upland, CA (5)(7)    Houston, TX (5)   Montclair, CA (5)  Brooklyn, OH (6)
                                  -----------------    ---------------   -----------------  ----------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $  101,479           $ 97,618          $176,084          $142,823

Asset Management Fees (2)                  (5,819)            (5,467)           (9,563)           (5,921)

General and Administrative
  Expenses (3)                             (6,292)            (6,052)          (10,917)           (8,855)
                                          --------            -------          --------           --------
Estimated Cash Available from
  Operations                               89,368             86,099           155,604           128,047

Depreciation and Amortization
  Expense (4)                             (11,115)           (15,257)          (21,142)          (26,658)
                                          --------            -------          --------           --------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $   78,253           $ 70,842          $134,462         $ 101,389
                                       ==========            =======          =========         =========




                                                                       Ryan's Family
                               Boston Market         Boston Market      Steak House         Arby's
                           La Quinta, CA (5)(7)      Merced, CA (5)  Spring Hill, FL (5)   Avon, IN
                          --------------------      --------------  -------------------   ---------
Pro Forma Estimate of
  Taxable Income Before
  Dividends Paid
  Deduction:

Base Rent (1)                       $ 98,804             $96,704         $204,392        $81,044

Asset Management Fees (2)             (5,660)             (5,540)         (11,112)        (4,738)

General and Administrative
  Expenses (3)                        (6,126)             (5,996)         (12,672)        (5,025)
                                    --------            --------         --------       --------
Estimated Cash Available from
  Operations                          87,018              85,168          180,608         71,281

Depreciation and Amortization
  Expense (4)                        (12,439)            (10,283          (34,952)       (12,415)
                                    --------            --------        ---------       --------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company          $ 74,579            $ 74,885         $145,656       $ 58,866
                                    ========            ========        =========       ========




                                   Boston Market     Applebee's        Burger King
                                Florissant, MO (5) Salinas, CA (5)  Chicago, IL (5)       Total
                                ------------------ ---------------  ---------------       -----
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $131,306          $145,549       $173,489        $1,449,292

Asset Management Fees (2)                (7,523)           (7,950)        (9,463)          (78,756)

General and Administrative
  Expenses (3)                           (8,141)           (9,024)       (10,756)          (89,856)
                                       --------          --------       --------        ----------
Estimated Cash Available from
  Operations                            115,642           128,575        153,270         1,280,680

Depreciation and Amortization
  Expense (4)                           (15,852)          (16,617)       (19,317)         (196,047)
                                       --------          --------       --------        ----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $ 99,790          $111,958       $133,953        $1,084,633
                                       ========          ========       ========        ==========

[FN]
-------------------------------------------------------------------------

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Upland Property               January 20, 1997
      Houston #2 Property           February 1, 1997
      Montclair Property            February 19, 1997
      La Quinta Property            March 5, 1997
      Merced Property               March 16, 1997
      Spring Hill Property          February 15, 1997
      Florissant Property           March 18, 1997
      Salinas Property              February 6, 1997
      Chicago Property              December 28, 1996

(6) The Company accepted an assignment of an interest in a ground lease relating to the Brooklyn Property effective August 23, 1996.

(7) The lessee of the Upland and La Quinta Properties is the same unaffiliated lessee.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS
                        -----------------------------


                                                                       Page
                                                                       ----

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of June 30, 1996            22

   Pro Forma Consolidated Statement of Earnings for the
     six months ended June 30, 1996                                    23

   Pro Forma Consolidated Statement of Earnings for the
      year ended December 31, 1995                                     24

   Notes to Pro Forma Consolidated Financial Statements
      for the six months ended June 30, 1996 and the
      year ended December 31, 1995                                     25


                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through June 30, 1996, including the receipt of $76,816,648 in gross offering proceeds from the sale of 7,681,665 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 68 properties (including 29 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, five properties which consist of building only and 33 properties consisting of land only), 14 of which were under construction at June 30, 1996, to provide mortgage financing to the lessees of the 33 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $22,934,468 in gross offering proceeds from the sale of 2,293,447 additional shares of common stock during the period July 1, 1996 through September 19, 1996, and (iii) the application of such funds and $3,689,194 of cash and cash equivalents at June 30, 1996, to purchase 14 additional properties acquired during the period July 1, 1996 through September 19, 1996 (11 of which are under construction and consist of land and building, two properties which consist of land and building and one property which consists of building only), to pay additional costs for the 14 properties under construction at June 30, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on June 30, 1996.

      The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1996 and the year ended December 31, 1995, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the seven of the 82 properties that were owned by the Company as of September 19, 1996, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) June 2, 1995 (the date the Company became operational), to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining 75 properties owned by the Company as of September 19, 1996, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

                                                    Pro Forma
               ASSETS               Historical     Adjustments     Pro Forma
                                    -----------  ---------------  -----------

Land and buildings on operating
  leases, less accumulated
  depreciation                      $39,754,572  $14,281,144 (a)  $54,035,716
Net investment in direct
  financing leases (b)                3,071,035    7,484,840 (a)   10,555,875
Cash and cash equivalents            13,369,577   (3,689,194)(a)    9,680,383
Receivables                             114,842                       114,842
Mortgage notes receivable            12,432,362                    12,432,362
Prepaid expenses                         31,396                        31,396
Organization costs, less
  accumulated amortization               15,682                        15,682
Loan costs, less accumulated
  amortization                           44,871                        44,871
Accrued rental income                   215,222                       215,222
Other assets                          1,548,050      (74,694)(a)    1,473,356
                                    -----------  -----------      -----------

                                    $70,597,609  $18,002,096      $88,599,705
                                    =========== ============      ===========

LIABILITIES AND STOCKHOLDERS'
  EQUITY

Liabilities:
  Note payable                      $   603,745                   $   603,745
  Accrued interest payable                2,462                         2,462
  Accrued construction costs
    payable                           3,097,615  $(3,097,615)(a)           -
  Accounts payable and accrued
    expenses                             74,460                        74,460
  Escrowed real estate taxes payable      9,696                         9,696
  Due to related parties                206,702                       206,702
  Deferred financing income              42,518                        42,518
  Rents paid in advance                  22,277                        22,277
                                    -----------  -----------      -----------
      Total liabilities               4,059,475   (3,097,615)         961,860
                                    -----------  -----------      -----------

Minority interest                       297,808           -           297,808
                                    -----------  -----------      -----------

Stockholders' equity:
  Preferred stock, without
    par value.
    Authorized and unissued
      3,000,000 shares                       -                             -
  Excess shares, $.01 par value
    per share.  Authorized and
    unissued 23,000,000 shares               -                             -
  Common stock, $.01 par value
    per share.
    Authorized 20,000,000 shares;
    issued and outstanding 7,701,665
    shares; issued and outstanding,
    as adjusted, 9,995,112 shares        77,017       22,934 (a)       99,951
  Capital in excess of par value     66,612,593   21,076,777 (a)   87,689,370
  Accumulated distributions in
    excess of net earnings             (449,284)                     (449,284)
                                    -----------  -----------      -----------
                                     66,240,326   21,099,711       87,340,037
                                    -----------  -----------      -----------

                                    $70,597,609  $18,002,096      $88,599,705
                                    =========== ============      ===========


                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                        SIX MONTHS ENDED JUNE 30, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $1,618,001   $   43,538 (1)  $1,661,539
  Earned income from
    direct financing leases (2)           86,184       34,282 (1)     120,466
  Interest income from
    mortgage notes receivable            465,498                      465,498
  Other interest and income              211,789      (16,508)(3)     195,281
                                      ----------   ----------      ----------
                                       2,381,472       61,312       2,442,784
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       269,319                      269,319
  Professional services                   48,391                       48,391
  Asset and mortgage management
    fees to related party                 97,673        4,352 (4)     102,025
  State and other taxes                   12,384        1,129 (5)      13,513
  Interest expense                         3,578                        3,578
  Depreciation and amortization          238,762        3,300 (6)     242,062
                                      ----------   ----------      ----------
                                         670,107        8,781         678,888
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture           1,711,365       52,531       1,763,896

Minority Interest in Earnings of
  Consolidated Joint Venture             (22,323)                     (22,323)
                                      ----------   ----------      ----------

Net Earnings                          $1,689,042   $   52,531      $1,741,573
                                      ==========   ==========      ==========


Earnings Per Share of
  Common Stock                        $      .30                   $      .31
                                      ==========                   ==========


Weighted Average Number of
  Shares of Common Stock
  Outstanding                          5,649,041                    5,649,041
                                      ==========                   ==========

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1995


                                                     Pro Forma
                                       Historical   Adjustments   Pro Forma
                                       ----------  -------------  ----------

Revenues:
  Rental income from
    operating leases                    $ 498,817   $ 96,945 (1)   $ 595,762
  Earned income from direct
    financing leases (2)                   28,935                     28,935
  Contingent rental income                 12,024                     12,024
  Interest income                         119,355    (29,664)(3)      89,691
                                        ---------  ---------       ---------
                                          659,131     67,281         726,412
                                        ---------  ---------       ---------

Expenses:
  General operating and
    administrative                        134,759                    134,759
  Professional services                     8,119                      8,119
  Asset management fee to
    related party                          23,078      4,368 (4)      27,446
  State taxes                              20,189      1,769 (5)      21,958
  Depreciation and amortization           104,131     14,700 (6)     118,831
                                        ---------  ---------       ---------
                                          290,276     20,837         311,113
                                        ---------  ---------       ---------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture              368,855     46,444         415,299

Minority Interest in Earnings
  of Consolidated Joint Venture               (76)                       (76)
                                        ---------  ---------       ---------

Net Earnings                            $ 368,779  $  46,444       $ 415,223
                                        =========  =========       =========


Earnings Per Share of
  Common Stock (7)                      $     .19                   $     .22
                                        =========                   =========


Weighted Average Number
  of Shares of Common Stock
  Outstanding (7)                       1,898,350                   1,905,970
                                        =========                   =========

                See accompanying notes to unaudited pro forma
                      consolidated financial statements.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     AND THE YEAR ENDED DECEMBER 31, 1995

Pro Forma Consolidated Balance Sheet:
------------------------------------

(a) Represents gross proceeds of $22,934,468 from the issuance of 2,293,447 shares of common stock during the period July 1, 1996 through September 19, 1996 and $3,689,194 of cash and cash equivalents at June 30, 1996, used (i) to acquire 14 properties for $14,846,047 (of which one property consists of building only and 13 properties consist of land and building), (ii) to fund estimated construction costs of $8,910,807 ($3,097,615 of which was accrued as construction costs payable at June 30, 1996) relating to 14 wholly-owned properties under construction at June 30, 1996, (iii) to pay acquisition fees of $1,032,051 and reclassify from other assets $74,694 of acquisition fees previously incurred relating to the acquired properties and to pay selling commissions and offering expenses (stock issuance costs) of $1,834,757, which have been netted against capital in excess of par value.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                    Estimated
                                 purchase price
                                (including con-
                                 struction and     Acquisition
                                 closing costs)        fees
                                 and additional     allocated
                               construction costs  to property   Total
                               ------------------  -----------  -------

         Boston Market in
           Corvallis, OR              $   906,684  $   48,573 $   955,257
         Jack in the Box in
           Houston, TX                    893,681      47,876     941,557
         Arby's in
           Kendallville, IN               738,326      39,553     777,879
         Boston Market in
           Rockwall, TX                   758,432      40,630     799,062
         Boston Market in
           Upland, CA                     969,780      51,953   1,021,733
         Jack in the Box in
           Houston, TX                    911,104      48,809     959,913
         Applebee's in
           Montclair, CA                1,593,906      85,388   1,679,294
         Golden Corral in
           Brooklyn, OH                   986,780      52,863   1,039,643
         Boston Market in
           La Quinta, CA                  943,388      50,539     993,927
         Boston Market in
           Merced, CA                     923,356      49,465     972,821
         Arby's in
           Avon, IN                       789,676      42,304     831,980
         Ryan's in
           Spring Hill, FL              1,852,027      99,215   1,951,242
         Applebee's in
           Salinas, CA                  1,325,026      70,983   1,396,009
         Boston Market in
           Florissant, MO               1,253,881      67,172   1,321,053
         Fourteen wholly owned
           properties
           under construction at
           June 30, 1996                5,813,192     311,422   6,124,614
                                      ----------- ----------- -----------

                                      $20,659,239 $ 1,106,745 $21,765,984
                                      =========== =========== ===========

         Adjustment classified
           as follows:
             Land and buildings on
               operating leases                               $14,281,144
             Net investment in
               direct financing
               leases                                           7,484,840
                                                              -----------

                                                              $21,765,984
                                                              ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received. The building portions of ten of the properties have been classified as direct financing leases.

Pro Forma Consolidated Statements of Earnings:
---------------------------------------------

(1) Represents rental income from operating leases and earned income from direct financing leases for the seven of the 82 properties acquired during the period June 2, 1995 (the date the Company began operations) through September 19, 1996 which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the seven Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.
                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                           --------------   ---------------

            Jack in the Box in
              Los Angeles, CA                 June 1995        June 1995

            Kenny Rogers Roasters in
              Grand Rapids, MI               August 1995       June 1995

            Kenny Rogers Roasters in
              Franklin, TN                   August 1995       June 1995

            Denny's in Pasadena, TX        September 1995     August 1995

            Denny's in Shawnee, OK         September 1995     August 1995

            Denny's in Grand Rapids, MI      March 1996     September 1995

            Denny's in McKinney, TX           June 1996      December 1995

      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1995 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1996 and the year ended December 31, 1995.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1996 and the year ended December 31, 1995.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $6,219,000 and $5,241,000 for the Pro Forma Properties for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately five percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 1996, and during the period the Company was operational, June 2, 1995 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1995.

      As a result of three of the six Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995, as placed in service on June 2, 1995 (the date the Company became operational), the Company assumed approximately 347,100 shares of common stock were sold, and the net offering proceeds were available for investment, on June 2, 1996. Due to the fact that approximately 184,800 of these shares of common stock were actually sold subsequently, during the period June 3, 1995 through June 20, 1995, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, June 2, 1995 through December 31, 1995.